Exhibit 99.1



               Possis Medical, Inc., to Announce Fiscal
              2007 First-Quarter Results on November 22


    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 16, 2006--Possis Medical, Inc. (NASDAQ:POSS) will release its fiscal 2007 first-quarter results on Wednesday, November 22, 2006, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' fiscal first-quarter results. The company's fiscal year runs from August 1 to July 31.

    Possis also will hold a shareholder conference call on Wednesday, November 22, 2006, beginning at 9:30 a.m. (CT). Management will review its financial and operating results, and discuss its future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends through 11:59 P.M. (CT) on November 30, 2006. To access the replay, dial 1-800-216-3090 (international 1-402-220-3857).

    For individual investors, a Webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the Webcast through a password-protected site at www.streetevents.com. An archived Webcast of Possis' conference call will be available for 30 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and A-V grafts and native fistulas.



    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, Vice President, Finance and Chief
             Financial Officer, 763-450-8011
             Jules.Fisher@possis.com